UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 7, 2008
SUMMIT HOTEL PROPERTIES, LLC
(Exact name of registrant as specified in its charter)

South Dakota (State or other jurisdiction of incorporation or organization)	000-51955 (Commission File Number)	20-0617340 (I.R.S. employer identification no.)
2701 South Minnesota Avenue, Suite 6, Sioux Falls, South Dakota 57105
(Address of principal executive offices, including zip code)
Registrant’s Telephone Number, Including Area Code: (605) 361-9566
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note. The registrant hereby amends its Current Report on Form 8-K dated March 7, 2008, filed with the Securities and Exchange Commission on March 7, 2008 (the “Original Form 8-K”), to (i) amend Item 5.02 and (ii) amend Item 9.01 to include the attached
Exhibit 17.2 – Letter from Johnson, Heidepriem, Janklow, Abdallah & Johnson, LLP to the Registrant, dated March 11, 2008.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On March 3, 2008, Christopher D. Bills was removed for cause from the Board of Managers and from his position as Chief Financial Officer of the Company. The decision for such removal was made by The Summit Group, Inc., in accordance with the provisions of the Company’s Third Amended and Restated Operating Agreement. There was no disagreement concerning the Company’s operations, policies or practices that led to the removal from the Board of Managers.
Mr. Bills has disputed the Company’s termination and has taken the position that he resigned as Chief Financial Officer and a member of the Board of Managers prior to termination (Please see Item 9.01 Financial Statements and Exhibits.)
On March 7, 2008, the Registrant filed the Original Form 8-K to report this information, and, as required by law, provided Mr. Bills with an opportunity to furnish the Registrant with a letter stating whether he agreed with the statements made by the Registrant in the Original Form 8-K regarding his removal and, if not, stating the respects in which he does not agree. On March 11, 2008, the Registrant received a letter from Johnson, Heidepriem, Janklow, Abdallah & Johnson, LLP, counsel for Mr. Bills, describing Mr. Bills’ view of his disagreement. This letter is attached hereto as Exhibit 17.2.
The Company does not agree with Mr. Bills’ position as described in Exhibit 17.2, and reiterates its statements made in the Original 8-K. and otherwise set forth in this Item 5.02.
On March 3, 2008, Daniel P. Hansen was appointed as the Chief Financial Officer of the Company. Such appointment was made by The Summit Group, Inc., pursuant to the provisions of the Third Amended and Restated Operating Agreement of the Company. Mr. Hansen, age 38, has been a Manager of the Company since October 2005 and is an appointee of the Class C Member. Mr. Hansen joined The Summit Group, Inc., the Company Manager of the Company, in 2003 as Vice President of Investor Relations. In 2007, he was appointed as the Executive Vice President and Chief Development Officer for The Summit Group, Inc. In these positions, Mr. Hansen’s responsibilities included oversight of investor relations, oversight and coordination of site acquisition, development and construction activities, and general executive officers responsibilities for the Company such as strategic planning for the Company, development and maintenance of franchise relationships. From 1992 to 2003, Mr. Hansen was a Vice-President and Regional Sales Manager for Merrill Lynch in the Texas Mid South Region which included Texas, Louisiana, Arkansas and Oklahoma. His responsibilities included marketing, training, and client acquisition.
The day-to-day responsibilities of the Chief Financial Officer are limited as day-to-day operations of the Company are managed by our Company Manager. The primary responsibilities of our Chief Financial Officer include setting financial, accounting and tax policies, and oversight of the financial administration and controls of the Company. The Chief Financial Officer receives no salary or bonus from the Company. Furthermore, Mr. Hansen receives no compensation as an employee-Manager of the Company. Mr. Hansen is paid by The Summit Group, Inc. and a portion of his salary is reimbursed by the Company through the management fee, as such reimbursements are further described in the Form 10-K filed with the SEC on March 29, 2007.
Item 9.01 Financial Statements and Exhibits.
17.1	Correspondence from Christopher D. Bills relating to removal from position on Board of Managers

17.2	Letter from Johnson, Heidepriem, Janklow, Abdallah & Johnson, LLP to the Registrant, dated March 11, 2008

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUMMIT HOTEL PROPERTIES, LLC
By:	/s/ Kerry W. Boekelheide
	Name:	Kerry W. Boekelheide
	Title:	Chief Executive Officer

Dated: March 12, 2008

EXHIBIT INDEX

Exhibit No.	Description

17.1	Correspondence from Christopher D. Bills relating to removal from position on Board of Managers

17.2	Letter from Johnson, Heidepriem, Janklow, Abdallah & Johnson, LLP to the Registrant, dated March 11, 2008